Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 29, 2005
American Natural Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 South Yale — Suite 300, Tulsa, Oklahoma 74136

(Address of principal executive offices)
Registrant’s telephone number, including area code: (918) 481-1440

(Former name or former address, if changed since last report)

Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits
Signatures
Press release dated July 29, 2005

Item 3.02. Unregistered Sales of Equity Securities.
Through July 29, 2005, American Natural Energy Corporation (the “Company”) issued and sold an aggregate of 4,202,636 shares of its common stock to twenty-one persons for an aggregate consideration of $504,316.32 in cash. Each person has represented his intention to acquire the securities for investment only and not with a view to distribution. The subscribers agreed that legends are to be affixed to the stock certificates. The securities were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Regulation D and Section 4(2) and pursuant to Regulation S under the Act. No underwriter was involved in the sale of the securities.

As of July 29, 2005, the Company has 40,503,645 shares of Common Stock issued and outstanding.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of businesses acquired. None required.

(b)	Pro forma financial information. None required.

(c)	Exhibits:

Exhibit Number	Description of Document
99.1	Press release dated July 29, 2005

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: July 29, 2005	By:	/s/ Michael K. Paulk

Michael K. Paulk, President